Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Third quarter revenue of $1.055 billion, up 5% year-over-year and up 4% when adjusted for foreign exchange*

Cloud Infrastructure Services** revenue of $81 million, up 39% year-over-year and when adjusted for foreign exchange*

GAAP net income per diluted share of $0.97, up 155% year-over-year and up 156% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $1.86, up 17% year-over-year and when adjusted for foreign exchange*

Launched Akamai Inference Cloud, powered by NVIDIA AI infrastructure, to enable AI at the edge

CAMBRIDGE, Mass. – November 6, 2025 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the third quarter ended September 30, 2025.

“Akamai delivered a strong quarter, with solid top-line performance and excellent bottom-line results – highlighted by outperformance on margins and significant year-over-year EPS growth. We were particularly pleased by the continued success of our high-growth security products and the momentum in Cloud Infrastructure Services, where revenue growth accelerated to 39% year-over-year,” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “We are also excited by the interest in our newly launched Akamai Inference Cloud, which is powered by NVIDIA AI infrastructure and engineered to enable secure, low-latency performance for AI at the edge. By moving AI inference from the core to the edge, we are unlocking a new generation of applications that can sense, reason and act in real-time.”

Akamai delivered the following results for the third quarter ended September 30, 2025:

Revenue: Revenue was $1.055 billion, a 5% increase over third quarter 2024 revenue of $1.005 billion and a 4% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $568 million, up 10% year-over-year and up 9% when adjusted for foreign exchange*
•Delivery revenue was $306 million, down 4% year-over-year and when adjusted for foreign exchange*
•Cloud computing revenue was $180 million, up 8% year-over-year and up 7% when adjusted for foreign exchange*
◦Cloud Infrastructure Services** revenue of $81 million, up 39% year-over-year and when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $530 million, up 1% year-over-year
•International revenue was $525 million, up 9% year-over-year and up 8% when adjusted for foreign exchange*

Third quarter 2024 item: Third quarter year-over-year growth rates for GAAP income from operations, GAAP net income and GAAP EPS in the paragraphs below were impacted by an $82 million restructuring charge recognized in the third quarter of 2024, which did not recur in the third quarter of 2025.

Income from operations: GAAP income from operations was $166 million, a 135% increase from third quarter 2024. GAAP operating margin for the third quarter was 16%, up 9 percentage points from the same period last year.

Non-GAAP income from operations* was $322 million, a 9% increase from third quarter 2024. Non-GAAP operating margin* for the third quarter was 31%, up 2 percentage points from the same period last year.

Net income: GAAP net income was $140 million, a 142% increase from third quarter 2024. Non-GAAP net income* was $269 million, up 10% from third quarter 2024.

EPS: GAAP net income per diluted share was $0.97, a 155% increase from third quarter 2024 and a 156% increase when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.86, a 17% increase from third quarter 2024 and when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $458 million, an 8% increase from third quarter 2024.

Supplemental cash information: Cash from operations for the third quarter of 2025 was $442 million, or 42% of revenue. Cash, cash equivalents and marketable securities was $1.813 billion as of September 30, 2025.

Share repurchases: The Company did not repurchase shares of its common stock in the third quarter of 2025. The Company spent $800 million during the nine months ended September 30, 2025 to repurchase 10.0 million shares of common stock at a weighted average price of $79.77 per share. The Company had 144 million shares of common stock outstanding as of September 30, 2025.

Financial guidance:

The Company reports the following financial guidance for the fourth quarter and full year 2025:

	Three Months Ending December 31, 2025		Year Ending December 31, 2025
	Low End	High End	Low End	High End
Revenue (in millions)	$1,065	$1,085	$4,178	$4,198
Non-GAAP operating margin *	28%	30%	29%	30%
Non-GAAP net income per diluted share *	$1.65	$1.85	$6.93	$7.13
Non-GAAP tax rate*	18%	19%	19%	19%
Shares used in non-GAAP per diluted share calculations * (in millions)	147	147	147	147
Capex as a percentage of revenue *	16%	16%	20%	20%

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions
** Cloud Infrastructure Services consist of the compute and storage solutions based on Linode, along with our EdgeWorkers product and the partner solutions running on our cloud platform

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020(or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 7434917. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense in depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more at akamai.com and akamai.com/blog, or follow Akamai Technologies on X and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$927,933	$517,707
Marketable securities	190,807	1,078,876
Accounts receivable, net	765,891	727,687
Prepaid expenses and other current assets	282,607	253,827
Total current assets	2,167,238	2,578,097
Marketable securities	694,000	275,592
Property and equipment, net	2,317,804	1,995,071
Operating lease right-of-use assets	1,021,166	1,006,738
Acquired intangible assets, net	647,480	727,585
Goodwill	3,170,123	3,151,077
Deferred income tax assets	619,367	483,249
Other assets	196,095	151,376
Total assets	$10,833,273	$10,368,785
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$189,967	$130,447
Accrued expenses	308,160	370,888
Deferred revenue	162,448	149,222
Convertible senior notes	—	1,149,116
Operating lease liabilities	281,347	259,134
Other current liabilities	8,394	32,516
Total current liabilities	950,316	2,091,323
Deferred revenue	22,981	26,314
Deferred income tax liabilities	27,154	16,066
Convertible senior notes	4,103,106	2,396,695
Operating lease liabilities	846,619	829,660
Other liabilities	151,153	130,370
Total liabilities	6,101,329	5,490,428
Total stockholders’ equity	4,731,944	4,878,357
Total liabilities and stockholders’ equity	$10,833,273	$10,368,785

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$1,054,630	$1,043,494	$1,004,679	$3,113,263	$2,971,229
Costs and operating expenses:
Cost of revenue (1) (2)	429,532	426,535	408,806	1,275,012	1,206,437
Research and development (1)	124,720	125,838	120,347	374,107	350,631
Sales and marketing (1)	144,867	146,239	138,551	425,237	412,160
General and administrative (1) (2)	161,719	162,597	159,957	480,249	466,241
Amortization of acquired intangible assets	27,783	27,721	24,368	83,141	66,467
Restructuring (benefit) charge	(15)	3,103	82,013	3,449	83,942
Total costs and operating expenses	888,606	892,033	934,042	2,641,195	2,585,878
Income from operations	166,024	151,461	70,637	472,068	385,351
Interest and marketable securities income, net	18,893	14,129	23,065	52,552	77,534
Interest expense	(7,915)	(8,201)	(6,735)	(22,866)	(20,382)
Other expense, net	(3,837)	(5,451)	(13,161)	(3,268)	(13,599)
Income before provision for income taxes	173,165	151,938	73,806	498,486	428,904
Provision for income taxes	(32,995)	(48,320)	(15,899)	(131,527)	(63,891)
Net income	$140,170	$103,618	$57,907	$366,959	$365,013

Net income per share:
Basic	$0.98	$0.72	$0.38	$2.52	$2.40
Diluted	$0.97	$0.71	$0.38	$2.50	$2.36

Shares used in per share calculations:
Basic	143,577	144,757	151,435	145,795	151,776
Diluted	144,811	145,249	153,240	147,041	154,765

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$140,170	$103,618	$57,907	$366,959	$365,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176,623	175,461	165,729	526,106	480,461
Stock-based compensation	115,423	112,776	102,607	340,177	294,333
(Benefit) provision for deferred income taxes	(19,717)	12,680	(2,541)	24,346	938
Amortization of debt issuance costs	1,926	1,645	1,591	5,176	4,933
(Gain) loss on investments	—	—	—	(9,313)	66
Other non-cash reconciling items, net	1,359	1,840	41,733	5,341	45,691
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,551	(7,440)	11,290	(24,566)	28,092
Prepaid expenses and other current assets	11,598	7,430	(717)	(18,101)	(25,480)
Accounts payable and accrued expenses	22,047	25,365	(31,765)	(62,494)	(79,191)
Deferred revenue	(19,360)	8,169	(8,719)	3,757	13,978
Other current liabilities	(2,105)	(2,181)	41,370	(24,562)	42,350
Other non-current assets and liabilities	5,317	19,786	14,057	19,355	4,199
Net cash provided by operating activities	441,832	459,149	392,542	1,152,181	1,175,383
Cash flows from investing activities:
Cash received (paid) for business acquisitions, net of cash acquired	—	790	—	790	(434,066)
Cash paid for asset acquisitions	—	—	(66)	(29,930)	(4,862)
Purchases of property and equipment and capitalization of internal-use software development costs	(195,016)	(223,781)	(185,117)	(614,805)	(522,408)
Purchases of short- and long-term marketable securities	(181,470)	(662,715)	(15,519)	(851,265)	(201,641)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	6,999	206,270	84,849	1,326,224	604,324
Other, net	1,156	(3,430)	(375)	(5,365)	4,160
Net cash used in investing activities	(368,331)	(682,866)	(116,228)	(174,351)	(554,493)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	250,000	—	250,000	—
Repayment of borrowings under revolving credit facility	—	(250,000)	—	(250,000)	—
(Payment) proceeds from the issuance of convertible senior notes, net of issuance costs	(392)	1,702,188	—	1,701,796	—
Proceeds from the issuance of warrants related to convertible senior notes	—	330,855	—	330,855	—
Purchases of note hedges related to convertible senior notes	—	(605,820)	—	(605,820)	—
Repayment of convertible senior notes	—	(1,149,992)	—	(1,149,992)	—
Proceeds related to the issuance of common stock under stock plans	19,656	9,059	19,442	48,897	47,708
Employee taxes paid related to net share settlement of stock-based awards	(12,052)	(25,866)	(15,868)	(109,981)	(157,115)
Repurchases of common stock	—	(300,000)	(165,839)	(799,963)	(419,097)
Other, net	(91)	(1,629)	(104)	(2,126)	(10,291)
Net cash provided by (used in) financing activities	7,121	(41,205)	(162,369)	(586,334)	(538,795)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(759)	16,070	9,494	20,742	188
Net increase (decrease) in cash, cash equivalents and restricted cash	79,863	(248,852)	123,439	412,238	82,283
Cash, cash equivalents and restricted cash at beginning of period	851,459	1,100,311	449,314	519,084	490,470
Cash, cash equivalents and restricted cash at end of period	$931,322	$851,459	$572,753	$931,322	$572,753

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Security	$568,437	$551,914	$518,670	$1,651,046	$1,508,059
Delivery	306,495	320,125	319,132	945,608	1,000,289
Cloud computing	179,698	171,455	166,877	516,609	462,881
Total revenue	$1,054,630	$1,043,494	$1,004,679	$3,113,263	$2,971,229
Revenue growth rates year-over-year:
Security	10%	11%	14%	9%	17%
Delivery	(4)	(3)	(16)	(5)	(13)
Cloud computing	8	13	28	12	25
Total revenue	5%	7%	4%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	9%	10%	14%	9%	17%
Delivery	(4)	(4)	(16)	(5)	(13)
Cloud computing	7	13	28	12	26
Total revenue	4%	6%	4%	5%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
U.S.	$529,978	$527,607	$524,611	$1,586,324	$1,545,654
International	524,652	515,887	480,068	1,526,939	1,425,575
Total revenue	$1,054,630	$1,043,494	$1,004,679	$3,113,263	$2,971,229
Revenue growth rates year-over-year:
U.S.	1%	4%	5%	3%	6%
International	9	10	3	7	4
Total revenue	5%	7%	4%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	1%	4%	5%	3%	6%
International	8	8	3	7	6
Total revenue	4%	6%	4%	5%	6%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Stock-based compensation:
Cost of revenue	$19,738	$19,314	$16,566	$57,980	$45,048
Research and development	42,415	39,803	39,275	124,486	114,271
Sales and marketing	22,413	22,263	21,076	67,116	58,863
General and administrative	30,857	31,396	25,690	90,595	76,151
Total stock-based compensation	$115,423	$112,776	$102,607	$340,177	$294,333

Depreciation and amortization:
Network-related depreciation	$82,245	$81,824	$72,546	$242,394	$207,157
Capitalized internal-use software development amortization	37,964	38,059	41,973	116,118	128,012
Other depreciation and amortization	16,219	15,874	15,998	47,977	48,011
Non-GAAP depreciation and amortization (1)	136,428	135,757	130,517	406,489	383,180
Capitalized stock-based compensation amortization (2)	12,285	11,864	10,740	36,112	30,500
Capitalized interest expense amortization (2)	127	119	104	364	314
Amortization of acquired intangible assets	27,783	27,721	24,368	83,141	66,467
Total depreciation and amortization	$176,623	$175,461	$165,729	$526,106	$480,461

Capital expenditures (1) (3):
Purchases of property and equipment	$141,641	$135,597	$91,600	$425,228	$260,698
Capitalized internal-use software development costs	82,522	78,584	72,391	239,016	222,535
Total capital expenditures	$224,163	$214,181	$163,991	$664,244	$483,233
Capex as a percentage of revenue (1)	21%	21%	16%	21%	16%

End of period statistics:
Number of employees	11,161	10,944	10,947

(1) See Use of Non-GAAP Financial Measures below for a definition
(2) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense related to cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(3) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income from operations	$166,024	$151,461	$70,637	$472,068	$385,351
GAAP operating margin	16%	15%	7%	15%	13%
Amortization of acquired intangible assets	27,783	27,721	24,368	83,141	66,467
Stock-based compensation	115,423	112,776	102,607	340,177	294,333
Amortization of capitalized stock-based compensation and capitalized interest expense	12,753	12,288	11,089	37,400	31,646
Restructuring (benefit) charge	(15)	3,103	82,013	3,449	83,942
Acquisition-related costs	17	1,274	5,036	1,386	7,387
Operating adjustments	155,961	157,162	225,113	465,553	483,775
Non-GAAP income from operations	$321,985	$308,623	$295,750	$937,621	$869,126
Non-GAAP operating margin	31%	30%	29%	30%	29%

Net income	$140,170	$103,618	$57,907	$366,959	$365,013
Operating adjustments (from above)	155,961	157,162	225,113	465,553	483,775
Amortization of debt issuance costs	1,926	1,645	1,591	5,176	4,933
(Gain) loss on cost method investments, net	—	—	—	(9,313)	66
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(29,150)	(11,069)	(41,097)	(52,016)	(112,130)
Non-GAAP net income	$268,907	$251,356	$243,514	$776,359	$741,657

GAAP tax rate	19%	32%	22%	26%	15%
Income tax effect of non-GAAP adjustments and certain discrete tax items	—	(13)	(3)	(7)	4
Non-GAAP tax rate	19%	19%	19%	19%	19%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income per diluted share	$0.97	$0.71	$0.38	$2.50	$2.36
Adjustments to net income:
Amortization of acquired intangible assets	0.19	0.19	0.16	0.57	0.43
Stock-based compensation	0.80	0.78	0.67	2.31	1.90
Amortization of capitalized stock-based compensation and capitalized interest expense	0.09	0.08	0.07	0.25	0.20
Restructuring (benefit) charge	—	0.02	0.54	0.02	0.54
Acquisition-related costs	—	0.01	0.03	0.01	0.05
Amortization of debt issuance costs	0.01	0.01	0.01	0.04	0.03
(Gain) loss on cost method investments, net	—	—	—	(0.06)	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.20)	(0.08)	(0.27)	(0.35)	(0.72)
Adjustment for shares (1)	—	—	—	—	0.03
Non-GAAP net income per diluted share	$1.86	$1.73	$1.59	$5.28	$4.82

Shares used in GAAP per diluted share calculations	144,811	145,249	153,240	147,041	154,765
Impact of benefit from note hedge transactions (1)	—	—	(294)	—	(869)
Shares used in non-GAAP per diluted share calculations (1)	144,811	145,249	152,946	147,041	153,896

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three and nine months ended September 30, 2024 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which was the initial conversion price of Akamai's convertible senior notes that matured in May 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$140,170	$103,618	$57,907	$366,959	$365,013
Net income margin	13%	10%	6%	12%	12%
Interest and marketable securities income, net	(18,893)	(14,129)	(23,065)	(52,552)	(77,534)
Provision for income taxes	32,995	48,320	15,899	131,527	63,891
Depreciation and amortization	136,428	135,757	130,517	406,489	383,180
Amortization of capitalized stock-based compensation and capitalized interest expense	12,753	12,288	11,089	37,400	31,646
Amortization of acquired intangible assets	27,783	27,721	24,368	83,141	66,467
Stock-based compensation	115,423	112,776	102,607	340,177	294,333
Restructuring (benefit) charge	(15)	3,103	82,013	3,449	83,942
Acquisition-related costs	17	1,274	5,036	1,386	7,387
Interest expense	7,915	8,201	6,735	22,866	20,382
(Gain) loss on cost method investments, net	—	—	—	(9,313)	66
Other expense, net	3,837	5,451	13,161	12,581	13,533
Adjusted EBITDA	$458,413	$444,380	$426,267	$1,344,110	$1,252,306
Adjusted EBITDA margin	43%	43%	42%	43%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures, non-GAAP depreciation and amortization, capex as a percentage of revenue and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and may be comparable to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of non-GAAP financial measures used in its financial reporting and investor presentations to the most directly comparable GAAP financial measures. This reconciliation can be found in the “Supplemental Financial Information” on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets, short-term incentive awards with a one year vest and shares issued as part of a retirement savings program. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – The issuance costs of Akamai's convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of Akamai's convertible senior notes. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2033, 2029 and 2027, and those that matured in 2025, unless Akamai's weighted average stock price is greater than $93.01, $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Non-GAAP depreciation and amortization – GAAP depreciation and amortization (which consists of depreciation and amortization of property and equipment, capitalized stock-based compensation, capitalized interest expense and acquired intangible assets), less depreciation and amortization excluded from non-GAAP results (which consists of depreciation and amortization of capitalized stock-based compensation, capitalized interest expense and acquired intangible assets).

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage growth rate impacted by foreign currency exchange rates, sometimes referred to as constant currency, is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance, growth objectives and statements about our products, including Akamai Inference Cloud, and their anticipated capabilities, scalability and performance. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; changes in customer or user preferences or demands; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, fluctuating interest rates, foreign currency exchange rate and monetary supply fluctuations, international tensions and volatility in capital markets; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the Israel-Hamas war; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including outages, cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally, including changes in government policies, regulations and resources; our ability to attract and retain key personnel; delay in developing or failure to develop new products, service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.